UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 10, 2013

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code: (310) 208-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Election of Directors.

On October 10, 2013, the Board of Directors of Occidental Petroleum Corporation (“Occidental” or the “Company”) increased the size of its Board from 8 to 10 directors in order to elect William R. Klesse, Chairman of the Board and Chief Executive Officer of Valero Energy Corporation, and Gene L. Batchelder, former Senior Vice President and Chief Administrative Officer at ConocoPhillips Company, to the Board of Directors.

Mr. Klesse, 67, began his 40-plus year career in the energy industry at Diamond Shamrock Corporation. Following the merger of Ultramar Corporation and Diamond Shamrock, the company was acquired by Valero. Mr. Klesse became Executive Vice President and Chief Operating Officer in 2003, CEO in 2006 and Chairman of the Board in 2007.

Mr. Batchelder, 66, joined Phillips Petroleum in 1972. He was named President of Phillips Driscopipe, Inc., in 1990 and Finance Manager of GPM Gas Co. in 1994. He was Conoco’s Senior Vice President, Services and Chief Information Officer from 2002 to 2009, when he was promoted to Senior Vice President and Chief Administrative Officer. He retired from Conoco in 2012.

There are no arrangements or understandings between Messrs. Klesse and Batchelder and any other persons pursuant to which either of them was selected as a director. Pursuant to the Company’s compensation program for non-executive directors, Messrs. Klesse and Batchelder each received a pro rata grant of 2,500 shares of restricted stock to reflect this abbreviated term and will receive the same annual retainer and meeting fees paid to the other non-employee directors. At this time, neither Mr. Klesse nor Mr. Batchelder has been appointed to any Board Committees.

In 2012 and 2013, subsidiaries of Occidental engaged in transactions for the purchase and sale of oil and gas with both Valero and Conoco. As a result, the following information with respect to such transactions (all of which were in the ordinary course of business) is required to be disclosed by Item 404(a) of Regulation S-K: For Valero, sales for 2012 and 2013 through the second quarter were (in $ millions) approximately $2,610 and $1,160, respectively and purchases for such periods were (in $ millions) approximately $490 and $70, respectively. For Conoco, sales for 2012 and 2013 through the second quarter were (in $ millions) approximately $1,810 and $170, respectively and purchases for such periods were (in $ millions) approximately $530 and $100, respectively.

A copy of the press release of Occidental with respect to the election to the Board of Messrs. Klesse and Batchelder is attached as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release dated October 10, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: October 16, 2013	/s/ DONALD P. DE BRIER
Donald P. de Brier, Corporate Executive Vice President
and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated October 10, 2013.